Exhibit 1.1

UNDERWRITING AGREEMENT

January 30, 2006

FERRIS, BAKER WATTS, INCORPORATED

WEDBUSH MORGAN SECURITIES, INC.

c/o Ferris, Baker Watts, Incorporated

100 Light Street

Baltimore, MD  21202

Ladies and Gentlemen:

Willis Lease Finance Corporation, a Delaware corporation (“Company”), proposes to issue and sell 3,200,000 shares (the “Firm Securities”) of the Company’s 9% cumulative redeemable Series A Preferred Stock having a liquidation preference of $10.00 per share (the “Series A Preferred Stock”) as set forth below.  In addition, the Company has granted to the several Underwriters named in Schedule I (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an option to purchase up to an additional 480,000 shares of its cumulative redeemable Series A Preferred Stock (the “Optional Securities,” and together with the Firm Securities, the “Offered Securities”).  The Offered Securities are to be issued under the certificate of designation for the Offered Securities (the “Certificate of Designation”) dated as of January 30, 2006.

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)         A registration statement (File No. 333-130511), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”) was declared effective by the Commission on January 30, 2006 under the Securities Act of 1933, as amended and the Commission’s rules and regulations thereunder (collectively, the “1933 Act”) and remains effective.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations (as defined below)) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act (the “Registration Statement”), and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”).

As of the Applicable Time (as defined below), the Time of Sale Information (as defined below) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to information contained in or omitted from the Time of Sale Information, in reliance upon, and in conformity with, written information furnished to the Company by the Representative, specifically for use therein, which information consists solely of that information specified in Section 6(b) below.

As used in this Agreement:

“Applicable Time” means 2:00 P.M. Eastern Standard Time on January 31, 2006.

 “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the time the Registration Statement becomes effective. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

“Prospectus” means the Statutory Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173) in connection with confirmation of sales of the Securities that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the 1933 Act and the Preliminary Prospectus.  Any reference herein to any Prospectus, also shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Securities by the Underwriters. “Free Writing Prospectus” has the meaning prescribed by Commission Rule 405.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  “General Use Issuer

Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified as such in Schedule II to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.  At or prior to the Applicable Time, the Company had prepared the following information, (the “Time of Sale Information”): (1) the Issuer Free Writing Prospectuses referenced on Schedule II hereto, (2) the Preliminary Prospectus dated January 9, 2006 and (3) any filing under the 1934 Act which is deemed incorporated by reference in the Registration Statement or the Prospectus.  The Underwriters may, at their election, provide orally the pricing information set out in Schedule II instead of using a term sheet as an Issuer Free Writing Prospectus to convey such information.

Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Registration Statement and the Prospectus.

(b)           All references in this Agreement to financial statements, exhibits, schedules and other information which are “contained,” “described in,” “disclosed,” “included,” “set forth” or “stated” (and all other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, documents, exhibits, schedules and other information which are incorporated or deemed incorporated, directly or indirectly, by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be (collectively, “Incorporated Documents”).  All references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the Commission’s rules and regulations thereunder (collectively, the “Exchange Act”) which is incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.  All references herein to “incorporated by reference” shall mean and include all documents, filings and information that are incorporated by reference or are deemed incorporated by reference pursuant to Commission Form S-1 (“Form S-1”), the 1933 Act, the Exchange Act, Commission Rules and Regulations (as defined below) or otherwise.

If the Company files another registration statement with the Commission to register a portion of the Offered Securities pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Commission Form S-1 (Commission File No. 333-130511) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and Commission Regulation S-T.  Each Preliminary Prospectus and the

Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Commission Regulation S-T), was substantively identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities.

(c)           The Company meets the requirements of the 1933 Act for use of Form S-1 in connection with the offering of Offered Securities contemplated hereby.  The Company is required to file reports, and has filed all required reports, with the Commission under Exchange Act, Sections 13 or 15(d).  The Company was not at the time the Registration Statement was filed, and is not at the date of this Agreement or the Applicable Time, an “Ineligible Issuer”, as defined in Commission Rule 405 and may use an Issuer Free Writing Prospectuses under the Rules and Regulations. On the Registration Statement’s effective date, on the date of this Agreement, and at the Applicable Time, and when any post-effective amendment to the Registration Statement or Rule 462(b) Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, and on the Closing Date and any Additional Closing Date, (i) the Registration Statement, the Prospectus and all Issuer Free Writing Prospectuses conformed and will conform in all respects to the requirements of the 1933 Act, the Exchange Act, and the Commission’s rules and regulations (“Rules and Regulations”), (ii) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Registration Statement and the Prospectus, (iii) all Incorporated Documents, conform and will conform in all respects to the requirements of the 1933 Act, (iv) none of such documents or any Issuer Free Writing Prospectus includes or will include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except for statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter, if any, specifically for use therein, and which information consists solely of the information specified in Section 6(b) below, and the Company promptly will file with the Commission and/or retain in its records, any Issuer Free Writing Prospectus as required by Commission Rule 433.  The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all respects with the requirements of the 1933 Act and the Exchange Act, as applicable.

(d)           The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.  The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions (domestic and foreign) in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), earnings, cash flows, net worth, business, management, operations, or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).  The Company has the full power and authority (corporate and other) to enter into and perform its obligations under this Agreement, including without limitation issuing and performing its obligations under the Offered Securities.  The Company has timely filed all reports and is in compliance with all provisions of the Delaware General Corporation Law, and the California Corporate Disclosure Act and all other laws of the State of California applicable to it (except where in the case of such other laws, such noncompliance has not had and will not have a Material Adverse Effect).

(e)           Each subsidiary (as defined in Commission Rule 405) of the Company, whether direct or indirect (other than single purpose subsidiaries that only own one engine or subsidiaries that are in liquidation), is shown on Schedule III hereof (“subsidiaries”).  Each subsidiary of the Company that is organized under the laws of a state of the United States is, and has been duly incorporated or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where any failure or failures to be in good standing or to have such power and authority would not individually or in the aggregate have a Material Adverse Effect.  Each subsidiary of the Company that is not organized under the laws of a state of the United States has been duly incorporated or organized and is an existing corporation or other entity under the laws of the jurisdiction of its incorporation or organization, with full power and authority (corporate and other), licenses, permits and authorizations to own its properties and conduct its business, and each such subsidiary is in compliance with all laws, rules, regulations, licenses, permits and authorizations applicable to it, except where any such failure or failures would not individually or in the aggregate have a Material Adverse Effect.  Each subsidiary of the Company is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions (domestic and foreign) in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; except as shown in Schedule III all of the capital stock or ownership interests of each subsidiary is owned by the Company, directly or through wholly-owned subsidiaries, and are held free and clear from all mortgages, liens, pledges or negative pledges, hypothecations, security interests, encumbrances, adverse equities or claims, voting or transfer restrictions and defects (“Liens”), other than liens in favor of the lenders with respect to the Company’s indebtedness, each as described in the Prospectus (the “Lender Liens”); and none of the outstanding shares of capital stock of, or ownership interests in, any subsidiary of the Company was issued in violation of any preemptive or other similar rights of any securityholder of such subsidiary.  No subsidiary, other than WEST, is subject to any limitations, directly or indirectly, from paying dividends or distributions to the Company, repaying any loans or advances owed to the Company, or transferring any properties or assets to the Company or any other subsidiary of the Company other than the Lender Liens as described in the Prospectus.  The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Schedule III attached hereto.  Each subsidiary that is organized or qualified to do business in the State of California has timely filed all reports and is in compliance with all provisions of the California Corporations Code, the California Corporate Disclosure Act and all laws of the State of California applicable to it, except where the failure to be in compliance would not individually or in the aggregate have a material Adverse Effect.

(f)            As of September 30, 2005, the Company had the debt and equity set forth in the Prospectus under the heading “Capitalization - Actual”.  The Company’s authorized capitalization is as set forth in its consolidated balance sheet as of September 30, 2005 included in the Registration Statement.  Except as described in the Prospectus or any Incorporated Documents, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(g)           The Certificate of Designation has been duly authorized and will be duly filed of record with the Secretary of State of the State of Delaware prior to Closing, and will then be in full force and effect as an amendment to the Company’s certificate of incorporation, and upon issuance of any of the Offered Securities, will be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, and does not breach or cause a default (with notice, with lapse of time, or both) under the Company’s certificate of incorporation or any Contract or Permit of the Company or its subsidiaries.  The Offered Securities and the Certificate of Designation conform to the descriptions thereof in the Prospectus; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement, such Offered Securities will be fully paid and nonassessable.  The offer, issuance and sale of the Offered Securities contemplated hereby are not subject to any preemptive or similar rights, and the Offered Securities will constitute valid and legally binding obligations of the Company with the rights, preferences and privileges set forth in the Certificate of Designation.  The Company is not restricted by its certificate of incorporation or bylaws, any Contract  or any Permit from declaring and paying dividends on the Offered Securities, as of the date hereof, the Closing Date and any Additional Closing Date, except that the Amended and Restated Credit Agreement, dated as of June 29, 2004, among the Company, and certain banking institutions named therein with National City Bank and Fortis Bank (Nederland) N.V., as amended (the “Credit Agreement”), prohibits the payment of dividends in the event of a default thereunder that has occurred or will occur and that is continuing.

(h)           There are no Contracts, agreements, arrangements or understandings between the Company or any subsidiary and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or similar payment with respect to the offer and sale of the Offered Securities other than as provided by this Agreement.

(i)            There are no Contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the Registration Statement.

(j)            No consent, approval, authorization, or order of, or filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, including the Joint Aviation Authorities and the International Civil Aviation Organization or any similar agency, or any court, domestic or foreign, (“Governmental Authority”) is required for the execution, delivery and performance of this Agreement, the offer, issuance and sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the 1933 Act and such as may be required under state securities laws or with the National Association of Securities Dealers, Inc. (“NASD”).  None of the Commission or any securities or Blue Sky authorities of any state or other jurisdiction has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission or the securities or Blue Sky authorities of any state or other jurisdiction.  For purposes of this Agreement, “knowledge” means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief operating officer, chief financial officer, chief accounting officer, treasurer, general counsel, any assistant or deputy general counsel, of such Person.

(k)           None of the Company or any of its subsidiaries is (i) in violation of its articles or certificate of incorporation, charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in the Credit Agreement, or any material indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, document or instrument (“Contract”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any Law, except, in the case of clauses (ii) and (iii) above, for any such default or violation that, individually or in the aggregate, has not had, and will not be reasonably likely to have, a Material Adverse Effect.

(l)            The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder, including the authorization, offer,

issuance and sale of the Offered Securities.  This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, conservatorship, receivership and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and to limitations on the rights to indemnity and contribution hereunder that exist by virtue of public policy under federal and state securities laws (the “Bankruptcy and Equity Exception”).  The execution, delivery and performance of this Agreement, and the offer, issuance and sale of the Offered Securities and compliance with the terms and provisions thereof (including the Certificate of Designation) have not and will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any applicable federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority (“Laws”) or, conflict with, or result in a breach or violation of, or a default under or result in the creation or imposition of a Lien under, any Contract to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (ii) result in a breach or violation of any of the terms and provisions of the organizational and governing documents of the Company or any such subsidiary.

(m)          The Company and its subsidiaries have good and marketable title to all property and assets owned by them, in each case free from Liens and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except that substantially all of the Company’s and its subsidiaries’ assets have been pledged as collateral under various credit agreements as described in the Prospectus; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(n)           Each of the Company and its subsidiaries has all permits, certificates, certifications, licenses, franchises, orders, approvals, consents and authorizations of Governmental Authorities (each, a “Permit”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, except where the failure to have obtained any such Permit has not had and will not have a Material Adverse Effect.  Each of the Company and its subsidiaries has operated and is operating its business in material compliance with all Laws and its obligations with respect to each such Permit and no event has occurred that allows, or after notice or lapse of time would allow, (i) the suspension, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, (ii) the breach or violation of, or default under, any Law, except in each case, where the breach, failure or violation individually and in the aggregate has not  had and will not have a Material Adverse Effect.  Except as disclosed in the Prospectus, such Permits contain no restrictions that have been or will be materially burdensome to the Company or any of its subsidiaries.  There are no pending proceedings and to the Company’s knowledge, there are no threatened proceedings relating to (A) a default under, or the breach, violation, revocation, termination, suspension, limitation or modification of any Permit (B) the violation or breach of, or default under any Laws, or (C) that would restrict or threaten to restrict the business to be conducted or the products and services to be offered that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o)           No labor disturbance by or dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, exists, or to the knowledge of the Company, is threatened.

(p)           The Company and its subsidiaries own or possess adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information, trade secrets and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights except where such claim is not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(q)           The Company and its subsidiaries are in compliance with all Laws and Permits relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment, human exposure to hazardous or toxic substances, or human health or safety (collectively, “Environmental Laws”).  The Company and its subsidiaries (i) do not own or operate and have not owned or operated any real property contaminated with any substance that is subject to any Environmental Laws, (ii) are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) are not subject to any claim relating to any Environmental Laws, which violation, contamination, liability, claim or investigation would individually or in the aggregate be reasonably expected to have a Material Adverse Effect, and (iv) there is no pending or to the Company’s knowledge, any threatened, investigation of which the Company has notice which might reasonably lead to such a claim.  The Company and its subsidiaries have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants or violation or potential violation of any Environmental Law.

(r)            Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, its subsidiaries or any of their “ERISA Affiliates” has been maintained in compliance in all material respects with its terms and the requirements of any applicable Laws, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.  No “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code, and no “reportable event” (as defined in ERISA) has occurred.  As to any such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that has caused or would cause the loss of such qualification.  All compensation and benefit plans have been operated, notwithstanding any terms to the contrary, in good faith compliance with Section 409A of the Code to the extent required under such Section 409A.

(s)           The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended and the Commission Rules and Regulations thereunder (the “ICA”).  The Company is not required, and upon the issuance and sale of the Offered Securities as herein contemplated and the application of the net proceeds of such offering and sale as described in the Prospectus will not be required, to register as an “investment company” nor will it be an entity “controlled” by an “investment company”, as such terms are defined in the ICA.

(t)            There are no actions, arbitrations, causes of action, lawsuits, claims, complaints, criminal prosecutions, governmental or regulatory or self-regulatory  examinations, investigations or inquiries (formal or informal), audits (other than regular audits of financial statements by the Company’s independent registered public accountants), compliance reviews, inspections, hearings, administrative or other proceedings relating to or affecting the Company or any of its subsidiaries, their businesses, assets or liabilities, or the transactions contemplated by this Agreement pending (to which the Company has notice) before or by any Governmental Authority or arbitral or other body pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject (individually and collectively, “Proceedings”), that are material or are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or the Time of Sale Information, but that are not described therein.  Except as described in the Prospectus, there is no Proceeding by or before any Governmental Authority, arbitral or other body pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries or any of their properties, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or the ability of the Company to perform its obligations under the Offered Securities and the Certificate of Designation (including, the declaration and payment of dividends as scheduled), or result in a Material Adverse Effect, nor to the Company’s knowledge is there any basis for any such Proceeding.

(u)           All Contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, subject only to the Bankruptcy and Equity Exception.  Neither the Company nor the applicable subsidiary has any notice that any other party is in breach of or in default nor has an event occurred, which, with notice, the lapse of time, or both, would result in a default, under any Contract where such breach or default has had or is reasonably likely to have a Material Adverse Effect.

(v)           KPMG LLP, who have certified the consolidated financial statements (including the related notes thereto and supporting schedules) of the Company and its consolidated subsidiaries filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent registered public accountants as required by the 1933 Act, the Exchange Act, the Rules and Regulations and the Public Company Accounting Oversight Board (“PCAOB”) and the PCAOB rules and regulations.

(w)          The financial statements, together with related schedules, exhibits and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and shareholders’ equity of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles and Commission Rules and Regulations consistently applied throughout the periods involved, except as may be expressly disclosed therein.  The selected and summary financial and statistical information and data set forth in the Registration Statement and Prospectus fairly present in all material respects and is consistent in all material respects with such financial statements and the books and records of the Company. No other financial statements, exhibits or schedules are required to be included in the Registration Statement or any Incorporated Documents. The Company’s independent accountants have reviewed each Interim Financial Statement in accordance with the applicable requirements of the 1933 Act, the Exchange Act, the Rules and Regulations, the Company’s Audit Committee’s charter, and the PCAOB’s requirements.

(x)            Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given or included in the Registration Statement or the Prospectus (or any amendment or supplement thereto), (i) none of the Company or any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, matured or unmatured, or entered into any transaction that is not in the ordinary course of business, (ii) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, mudslides, windstorm, accident or other calamity or natural disaster, whether or not covered by insurance, (iii) none of the Company or any of its subsidiaries has paid or declared any dividends or other distributions (other than inter-company dividends) with respect to its capital stock and the Company is not in default under any Contract, the terms of any class of capital stock of the Company or any outstanding debt or lease obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness, lease obligations or other obligations of the Company or its subsidiaries (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(y)           All offers and sales of the Company’s capital stock, debt and other securities prior to the date hereof were made in compliance with the registration or qualification provisions of or were the subject of an available exemption from registration under the 1933 Act and all other applicable state and foreign securities Laws, or any actions or claims under the 1933 Act, the Exchange Act or any state or foreign securities Laws in respect of any such offers or sales are effectively barred by applicable statutes of limitation.

(z)            The Company’s common stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market System (“Nasdaq”) under the symbol “WLFC”, and the Company has taken no action or omitted any action designed to, or reasonably likely to have the effect of, terminating the registration of its common stock under the Exchange Act or the delisting of, or suspension or termination from trading in, its common stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating or suspending such registration, listing or trading, that is pending or in effect.  The Company has been notified that Nasdaq is no longer considering delisting of the Company’s Common Stock.

(aa)         The Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the 1933 Act, the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or for any other purpose.

(bb)         The Company and each of its subsidiaries have filed all tax returns required to be filed under all Laws and have paid all taxes due except, where contested in good faith or where the failure to file could not, individually or in the aggregate, have a Material Adverse Effect.  All tax returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and paid, and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Offered

Securities to be sold by the Company to the Underwriters will have been fully paid by the Company.

(cc)         Except as set forth in the Prospectus, there are no direct or indirect transactions with, or payments or benefits to “affiliates” (as defined in Commission Rule 405 under the 1933 Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the 1933 Act or the Exchange Act to be disclosed in the Registration Statement or in any Incorporated Documents.  Additionally, no relationship, transactions or payments or benefits, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand, that is required by the 1933 Act or the Exchange Act to be disclosed in the Registration Statement and the Prospectus or in any Incorporated Document that is not appropriately and fully disclosed.

(dd)         Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ee)         Except as otherwise disclosed in the Prospectus, each of the Company and its subsidiaries conduct their respective business in compliance in all material respects with all Laws applicable to them, and none of the Company or any of its subsidiaries has received any communication from any Governmental Authority asserting that it is not in compliance with any Law, except for such noncompliance that, individually or in the aggregate, has not had, and is not reasonably likely to have, a Material Adverse Effect.

(ff)           The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the internal accounting controls otherwise comply with all applicable securities Laws.  The Company has established and maintains disclosure controls and procedures (as defined in Commission Rule 13a-15 under the Exchange Act), which (x) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the periods for which the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 and its annual report on Form 10-K/A filed on November 29, 2005 were prepared and (y) are effective in all material respects to perform the functions for which they were established, except as disclosed in the Form 10-Q and Form 10-K/A referred to in clause (x).

(gg)         Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee or agent or other person acting at the direction of the Company or any of its subsidiaries, has, directly or indirectly, (i) made any unlawful contribution, gift, entertainment or other unlawful payment or consideration relating to any political activity or to any candidate for political office, or failed to disclose fully any contribution in violation of Law, (ii) made any payment of corporate funds to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the Laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions, (iii) violated the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or consideration.

(hh)         No officer, director or nominee for director or to the Company’s knowledge based on the absence of any notice to the contrary, any 5% or greater shareholder (except for Wells Fargo & Company and Dimensional Fund Advisors Inc.) of the Company has a direct or indirect affiliation or association with any member of the NASD.

(ii)           The Company and each of its subsidiaries maintain insurance on their respective properties, operations, products and services, personnel and businesses, including business interruption insurance, with insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage, without a material increase in cost, from similar insurers as may be necessary to continue its business at a comparable cost.

(jj)           No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Exchange Act) included in the Registration Statement or the Prospectus or any Incorporated Document has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)         The Company and its subsidiaries are in compliance in all material respects with (i) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith applicable to the Company, and, (ii) all listing and corporate governance requirements of the Nasdaq National Market.  The Company has made, without exception or qualification, all affirmations and certifications required by the Commission and Nasdaq.

(ll)           The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto and other written communications approved in writing in advance by the Representative and in compliance with Section 14(b) hereof which constitute Permitted Free Writing Prospectuses.  Each such Issuer Free Writing Prospectus, if any, complied in all material respects with the Securities Act and has been filed in accordance with the Securities Act (to the extent required thereby).

(mm)       Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Offered Securities or until any earlier date that the Company has notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, except for information that updates information in the Prospectus.  If, at any time following issuance of an Issuer Free Writing Prospectus, an event or development occurs and as a result of which, such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement (except for information that updates information in the Prospectus) of a material fact or omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters, which consists solely of the information specified in Section 6(b) hereof specifically for use therein.  The Company has treated and will treat each Permitted Issuer Free Writing Prospectus as an Issuer Free Writing Prospectus under Commission Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter

2.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a  price per share of Firm Securities of $9.55 (comprised of $10.00 per share less and underwriting discount of $0.45 per share) the respective stated amounts of Offered Securities set forth opposite the names of the Underwriters in Schedule I hereto.

Payment for the Firm  Securities shall be made by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Company and the Underwriters drawn to the order of the Company at 10:00 A.M. Eastern Time, on February 7, 2006, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Underwriters of the Firm Securities.

In addition, upon written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to such date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per share plus accrued dividends thereon as paid for the Firm Securities.  The Company agrees to sell to the Underwriters the amount of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  In addition to the purchase price for the Optional Securities, the Underwriters shall pay the Company for accrued dividends on the Optional Securities purchased by them, plus all accrued dividends from the Closing Date through the day immediately preceding the Additional Closing Date.  The first dividend payment date on both the Firm Securities and the Optional Securities will be at least 45 days from the Closing Date.  Such Optional Securities shall be purchased for the account of each Underwriter pro rata to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Additional Closing Date”, which may be the Closing Date, shall be determined by the Representatives, but shall be not later than ten full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Additional Closing Date.  Payment for such Optional Securities shall be made by the Underwriters in federal (same day) funds by wire transfer to an account at a bank selected by the Company drawn to the order of the Company, against delivery to the Underwriter of certificates representing all of the Optional Securities being purchased on such Additional Closing Date.

Certificates for the Firm Securities and for any Optional Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., Eastern Time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be.  Such certificates shall be made available to you in Baltimore, Maryland or such other location designated by Ferris, Baker Watts, as Representative, for inspection and packaging not later than 9:30 A.M., Eastern Time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be.

In addition, an advisory fee of 0.75% of the aggregate liquidation amount of the Firm Securities shall be paid by the Company to Ferris, Baker Watts, Incorporated at the Closing, and an advisory fee of 0.75% of the aggregate liquidation amount of the Optional Securities being purchased at each Additional Closing Date shall be paid by the Company to Ferris, Baker Watts, Incorporated.

3.             Offering by Underwriters.  It is understood and agreed that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.             Covenants and Agreements of the Company.  The Company covenants and agrees with the several Underwriters that:

(a)           The Company will use its commercially reasonable efforts to cause the Registration Statement and any amendments thereto to be maintained as effective, and will advise you promptly and will confirm such advice in writing (i) if and when the Registration Statement is no longer effective and the time and date of any filing of any post-effective amendment to the Registration Statement or any supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the 1933 Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the 1933 Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information or with respect to any Incorporated Documents included in the Registration Statement, the Preliminary Prospectus or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation of any Proceeding for such purposes or a Proceeding under Section 8A of the 1933 Act, and (v) within the period of time referred to in Section 4(e) below, of any change in the condition (financial or other), business, management, properties, net worth, results of operations, cash flows or prospects of the Company and its subsidiaries or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the Preliminary Prospectus or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the 1933 Act or any other Law.  If at any time the Commission or other securities official of any jurisdiction shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Commission Rule 424(b) of the 1933 Act before the close of business on the first business day immediately following the date hereof.  The Company will timely file with the Commission, subject to the terms and conditions hereof regarding the Company’s use of an Issuer Free Writing Prospectus, any Issuer Free Writing Prospectus as required by Commission Rule 433 under the 1933 Act.

(b)           The Company will furnish to you and to each Underwriter, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)           The Company will not file any Rule 462 Registration Statement or any amendment or supplement to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

(d)           Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(e) hereof, the Company consents to the use, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky Laws of the jurisdictions in which the Offered Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(e)           As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is (or but for the exemption in Rule 172 would be) required by the 1933 Act to be delivered in connection with sales by any Underwriter or a dealer  (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Offered Securities, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the 1933 Act and with the securities or Blue Sky Laws of the jurisdictions in which the Offered Securities are offered by the several Underwriters and by all dealers to whom Offered Securities may be sold, both in connection with the offering and sale of the Offered Securities and for such period of time thereafter as the Prospectus is required by the 1933 Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Offered Securities pursuant to the offering contemplated by the Registration Statement or (ii) the filing of the Prospectus pursuant to Rule 424(b) with respect to the Offered Securities, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the 1933 Act or any other Law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its commercially reasonable efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto or where to the extent permitted by the Rules and Regulations to file a Free Writing Prospectus, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(f)            The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Offered Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky Laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Offered Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Offered Securities, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Offered Securities in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

(g)           The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Commission Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, within 90 days after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

(h)           During the Prospectus Delivery Period and for not less than one year after the date hereof, the Company will file and furnish all documents required to be filed or furnished with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act and Commission Regulations, in the manner and within the time periods required by the Exchange Act, Commission Regulations, the requirements of the Nasdaq and the NASD or any securities exchange where any Company securities are listed.

(i)            During the period beginning on the date hereof and ending three years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to shareholders or filed with the Commission, the NASD or Nasdaq or any securities exchange other than such reports and proxy statements not available on EDGAR and (ii) from time to time such other information concerning the Company as you may reasonably request.

(j)            The Company will reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and the fees and charges of counsel for the Underwriters, but excluding wages, salaries, and other overhead costs paid by you)

reasonably incurred by you in connection herewith and the transactions contemplated hereby not to exceed $50,000.

(k)           The Company will apply the net proceeds from the sale of the Offered Securities to be sold by it hereunder in accordance with the statements under the caption “Use of Proceeds” in the Prospectus.

(l)            If Rule 430A under the 1933 Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) and Rule 430A under the 1933 Act.

(m)          For a period of 45 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the 1933 Act, without your prior written consent, the Company will not and will cause each of its subsidiaries to not (i) directly or indirectly, issue, announce the intention to sell, pledge, offer or contract to sell or otherwise dispose of or transfer any shares of Company preferred stock or any rights to purchase Company preferred stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or (ii) enter into any swap, forward contract, or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company securities whether any such swap or transaction is to be settled by delivery of preferred stock, in cash or otherwise, or publicly announce an intention to effect any such transaction except to the Underwriters pursuant to this Agreement.

(n)           Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the 1933 Act and all other expenses in connection with the preparation and filing of all copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents, including any amendments and supplements to any of the foregoing documents; (ii) the preparation, printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state and foreign securities Laws or Blue Sky Laws, including reasonable attorneys’ fees and charges of the Underwriters’ counsel in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Offered Securities and the reasonable fees and charges of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with including the Offered Securities for trading on Nasdaq; (vi) the cost of preparing and delivering certificates for the Offered Securities; (vii) the costs and charges of any transfer agent or registrar or book-entry depository; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Offered Securities to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incurred by the Company and Underwriters in preparing for and participating in the “roadshow” for the offering contemplated hereby.

(o)           [Reserved]

(p)           The Company will file promptly with the SEC all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and will provide copies thereof to each of the Underwriters as provided in Section 4(i).  In addition, from the date hereof through the last Additional Closing Date, at the same time the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed with the Commission pursuant to the Exchange Act or with Nasdaq, the Company will furnish the information contained or to be contained in such announcement to each Underwriter and, subject to the provisions of subsections (a), (b) or (c) of this Section, will, if the Company deems it necessary or appropriate, cause the Prospectus and any Free Writing Prospectus to be amended or supplemented to reflect the information contained in such announcement.  From the date hereof through the last Additional Closing Date, the Company also will furnish each Underwriter with copies of all press releases or announcements to the general public concerning its results of operations or financial condition.

(q)           From the date hereof through the last Additional Closing Date, as soon as the Company has notice, written or otherwise, of any downgrading or withdrawal of the rating of any debt, asset-backed or other securities issued or guaranteed by, or the financial strength of, the Company or any of its subsidiaries or any proposal to downgrade or withdraw the rating of any debt, asset-backed or other securities or the financial strength of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)(2) under the 1933 Act) or any pending public announcement that any such organization has under surveillance or review its rating of any debt, asset-backed or other securities or the financial strength of the Company or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading or withdrawal of such rating), the Company will immediately notify each Underwriter of such downgrading, withdrawal proposal to downgrade or withdraw or pending public announcement.

(r)            From the date hereof through the last Additional Closing Date, the Company will furnish to each Underwriter copies of the Registration Statement, including all exhibits, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(s)           The Company will use its best efforts to have the Offered Securities listed for trading on the Nasdaq National Market.

(t)            For so long as any shares of the Series A Preferred Stock are outstanding, the Company shall maintain the registration of the shares of Series A Preferred Stock under Section 12 of the Exchange Act and file with the SEC all reports under Sections 13 and 15(d) of the 1934 Act, and will use reasonable efforts to maintain listing of the shares of Series A Preferred Stock for trading on Nasdaq or a national securities exchange.

5.             Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Offered Securities on each Closing Date will be subject to the performance by the Company of its obligations hereunder and to the following conditions precedent:

(a)           The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or under Section 8A of the 1933 Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4 of this Agreement.

(b)           The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be (except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct as of such date); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be (except that if a statement is made as of a specific date, and such date is expressly referred to in the applicable certificate, such statement shall be true and correct as of such date), and the Company and its subsidiaries shall have performed all covenants and agreements to be performed by them prior to the Closing Date and the Additional Closing Date.

(c)           You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no Proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement or that has had or is reasonably likely to have a Material Adverse Effect shall have been instituted or threatened, and (v) there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, which, in your judgment makes it impracticable or inadvisable to proceed with the offering, the purchase, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

(d)           [Reserved]

(e)           The Representatives shall have received on and as of each of the Closing Date and the Additional Closing Date, as the case may be, a certificate of the chief financial officer, chief operating officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Company set forth in this Agreement are true and correct, (ii) confirming the Company has complied with and performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(f)            On the date of this Agreement and on each of the Closing Date and the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants with respect to the Company and its subsidiaries under the 1933 Act, the Exchange Act and the rules and regulations of the PCAOB, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (including the Incorporated Documents); provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)           The Underwriters shall have received, at the request of the Company, an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date and the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably acceptable to you.

(h)           The Underwriters shall have received from Alston & Bird LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Alston & Bird LLP may assume the accuracy of the opinions of Gibson, Dunn & Crutcher LLP, referred to above.

(i)            No action shall have been taken and no Law shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities or the declaration and payment of dividends or distributions on such Offered Securities.

(j)            The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and the Company’s good standing as a foreign entity, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(k)           The Offered Securities to be delivered on the Closing Date and the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market System.

(l)            On or prior to each of the Closing Date and the Additional Closing Date, the Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Offered Securities hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 5, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 5 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (g) and (h) shall be revised to reflect the sale of Additional Offered Securities.

If any of the conditions hereinabove provided for in this Section 5 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you without liability or obligation to the Company or you, by notifying the Company of such termination in writing or by facsimile at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

6.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any loss, claim, damage, liability or expense, including reasonable fees and charges of counsel, as incurred, to which such Underwriter or other such persons indemnified under this Section 6(a) may become subject, under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including any settlement, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or Proceedings in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act, or the omission or alleged omission there from of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission there from of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under Law, including any violations or alleged violations by the Company of the 1933 Act or the Exchange Act; and to reimburse each Underwriter and each such other person indemnified under this Section 6(a) for any and all expenses (including the fees and charges of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such other person indemnified under this Section 6(a) in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or Proceeding; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the written information set forth in Section 6(b) below furnished to the Company by the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto.  The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.  Furthermore, except for the Company’s obligation to advance expenses under this Section 6(a), including reasonable fees and charges, as incurred in investigating and defending any loss, claim, damage, liability or expense or Proceeding, which shall remain in full force and effect, the foregoing indemnity agreement under this Section 6(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities, or any person controlling such Underwriter, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that the losses, claims, damages or liabilities were attributable to (x) an untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the final term sheet as filed pursuant to Rule 433(d) of the 1933 Act or any Permitted Issuer Free Writing Prospectus, (y) the Company had, prior to the Applicable Time, furnished to the Underwriter Time of Sale Information that would have corrected the untrue statement or omission of a material fact, and (z) the Underwriter did not provide to such person, at or prior to the Applicable Time, the

Time of Sale information that would have corrected the untrue statement or omission of material fact.  Upon such a determination by a court of competent jurisdiction by final and nonappealable judgment as specified in the immediately preceding sentence, in addition to loss of the indemnity by the Company as to such matters specified in the immediately preceding sentence, the applicable Underwriter shall reimburse the Company for any expenses advanced by the Company to such Underwriter or its controlling persons in investigating and defending any losses, claims, damages or liabilities and any related Proceeding as to such matters specified in the immediately preceding sentence.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any loss, damage, liability or expense or Proceeding, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the 1933 Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including any settlement, if such settlement is effected with the prior written consent of such Underwriter), insofar as such loss, damage, liability or expense (or any Proceedings in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, damage, liability, expense, or Proceeding.  The Company hereby acknowledges and agrees that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus  the Prospectus (or any amendment or supplement thereto) or the Time of Sale Information are (i) the section entitled “Underwriting” (except under the subheading “Our Relationship with the Underwriters”), (ii) the names of the Underwriters contained on the front cover page of the Prospectus and the back cover page of the Prospectus and (iii) the information included in the final term sheet filed pursuant to Rule 433 under the headings “Bookrunners,” “Underwriting,” “Selling Concession” and “Reallowance to the Other Dealers.”  The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any Proceeding such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6 to the extent it is not prejudiced as a proximate result of such failure.  In case any such Proceeding is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in such Proceeding, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such Proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such Proceeding or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Proceeding on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action, claim, investigation or proceeding and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriters in the case of Section 6(b) and Section 7), representing the indemnified parties who are parties to such Proceeding) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Proceeding, in each of which cases, the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           The indemnifying party under this Section 6 shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7.             Contribution.

If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating, defending and settling any action, claim, investigation or proceeding.  The provisions set forth in Section 6(c) with respect to notice of commencement of any action, claim, investigation or proceeding shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.  Notwithstanding the provisions of this Section 7, no Underwriter shall be responsible for any amount in excess of the total underwriting discounts or commissions applicable to the Offered Securities purchased by such Underwriter as set forth in the final Prospectus Supplement under the caption “Underwriting”, and any advisory fee paid pursuant to this Agreement, and no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule I.  For purposes of this Section 7, each partner, member, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the 1933 Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act and the Exchange Act shall have the same rights to contribution as the Company.

8.             Defaulting Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date.  If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10; provided, however, if such default occurs only with respect to the Option Securities, this provision shall apply only to the Optional Securities and this Agreement will not terminate as to the Firm Securities.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.  Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Sections 6, 7 and 8 hereof shall not terminate and shall remain in effect.

9.             Termination of this Agreement.  On or prior to the Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any securities issued or guaranteed by the Company shall have been suspended or limited by the Commission, Nasdaq, the New York Stock Exchange or the American Stock Exchange or other market, or trading generally on either the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or any other Governmental Authority; (ii) a general banking moratorium shall have been declared by any federal, New York or California authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, any attack on or act of terrorism involving, or any change in, the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Underwriters there shall have occurred any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, aircraft loss, or other calamity or disaster of such character as in the judgment of the Underwriters may, singly or in the aggregate, interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (vi) there shall have occurred any major disruption of settlements of securities or clearance services in the United States.

10.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Sections 8 or 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 hereof and the respective obligations of the Company and the Underwriters pursuant to Sections 6, 7 and 8 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and charges of the underwriters’ counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.          Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters c/o Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, Maryland 21202, Attention:  Cliff Booth (fax: (410) 659-4632), with a copy to Ralph F. MacDonald III, Esq., Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia  30309-3434 (Fax: (404) 881-7777).  Notices to the Company shall be given to it at 2320 Marinship Way, Suite 300, Sausalito, California 94965 (Fax: (415)331-0607); Attention:  Charles F. Willis IV, Chief Executive Officer, with a copy to Peter T. Heilmann, Esq., Gibson, Dunn & Crutcher LLP, One Montgomery Street, Suite 3100, San Francisco, California 95104 (Fax: (415)374-8450).

12.          Successors; No Third Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and the persons indemnified in Section 6.  Nothing in this Agreement is intended or shall be construed to give, or shall give, any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

13.          Representative of Underwriters.  Any action under this Agreement may be taken by Ferris, Baker Watts, Incorporated, and any such action taken by Ferris, Baker Watts, Incorporated will be binding upon all the Underwriters.

14.          Miscellaneous.

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)           The Company has not and will not, without the prior consent of the Representative, and each Underwriter agrees that it has not and will not, without the Company’s and the Representative’s prior consent, make any offering of the offered securities that would constitute an Issuer Free Writing Prospectus or otherwise would be a Free Writing Prospectus required to be filed with the Commission.  Any Free Writing Prospectus consented to by the Company or the Representative, as applicable, is called a “Permitted Free Writing Prospectus.”  The Company and the Underwriters agree that the Issuer Free Writing Prospectus prepared by the Company and dated January 30, 2006 in the form attached to Schedule II are each a Permitted Free Writing Prospectus, and the Underwriters agree to implement procedures reasonably designed to provide by physical or electronic delivery, such Permitted Free Writing Prospectus to offerees seeking to purchase shares of Series A Preferred Stock by the Applicable Time.  The Company will not unreasonably withhold its consent to the use by any Underwriter (subject to approval by the Representative) of (i) a Free Writing Prospectus that is not an Issuer Free Writing Prospectus that contains only information describing the preliminary terms of the Offered Securities or the offering thereof or (ii) information that describes the final terms of the Offered Securities or the offering thereof and that is included in the final term sheet of the

Company contemplated in Schedule II or (iii) other information that is not “issuer information,” as defined in Commission Rule 433.

(c)           This Agreement may be signed in various identical counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

(d)           This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.  A counterpart executed and sent by facsimile transmission shall have the same force and effect as a manually signed original.

(e)           The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(f)            As used herein, the singular shall include the plural and vice versa, and a reference to any gender shall include all genders.  The terms “include” and “including” and similar terms shall mean without limitation by reason of enumeration or otherwise.

(g)           No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)           The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page to follow]

If the foregoing is in accordance with our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

/s/ Robert M. Warwick

By:
Name: Robert M. Warwick
Title: Executive Vice President
Chief Financial Officer and

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by Ferris, Baker Watts, Incorporated, individually and on behalf of the other Underwriters, by its undersigned officer thereunto duly authorized.

FERRIS, BAKER WATTS, INCORPORATED

By:	/s/ Samer S. Tahboub
Name: Samer S. Tahboub
Title: Vice President

SCHEDULE I

Underwriter	Liquidation Amount of Offered Securities

Ferris, Baker Watts, Incorporated	$29,600,000
Wedbush Morgan Securities Inc.	$2,400,000

Total	$32,000,000

SCHEDULE II

Free Writing Prospectuses

1.               Issuer Free Writing Prospectus dated January 30, 2006

2.               Final Term Sheet dated January 30, 2006

SCHEDULE III

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction Where Organized
WEST Engine Funding LLC	Delaware
Willis Engine Securitization Trust	Delaware
WOLF A340 LLC	Delaware
WLFC (Ireland) Limited	Ireland
WLFC Funding (Ireland) Limited	Ireland